UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 24, 2008
Date of Report (date of earliest event reported)

Sigma Designs, Inc.
(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1778 McCarthy Blvd
Milpitas, California  95035
(Address of principal executive offices)

(408) 262-9003
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed in the Company’s Form 10-Q for the three months ended May 3, 2008, filed with the Securities and Exchange Commission (“SEC”) on June 12, 2008, a proposed settlement (the “Settlement”) has been reached between the parties in the shareholder derivative litigation filed in the United States District Court for the Northern District of California (the “Court”), captioned In re Sigma Designs, Inc. Derivative Litigation, Case No. C 06-04460 RMW (the “Federal Action”) and in the related derivative litigation styled Korsinsky v. Tran, et al., Case No. 1-06-cv-069747, that is currently pending in the Superior Court of California for Santa Clara County (the “State Action”; together, the “Actions”). The Actions, which name various officers and directors of Sigma Designs, Inc. (the “Company”) as individual defendants, were brought derivatively on behalf of the Company to recover damages allegedly caused to the Company by the individual defendants’ alleged breaches of their fiduciary duties to the Company in connection with the Company’s historical stock option practices during the period from 1994 through 2005. The Company is named as a nominal defendant in the Actions; thus, no recovery against the Company is sought.

If approved by the Court, the proposed Settlement will result in the final dismissal with prejudice of both Actions. The full terms and conditions of the Settlement are set forth in the Stipulation of Settlement, which the parties to the Actions executed on May 28, 2008 (the “Stipulation”) and a copy of which is on file with the Court. On June 24, 2008, the Court granted preliminary approval of the Settlement. The Court also scheduled a final settlement hearing for August 8, 2008 at 9:00 a.m. to determine whether the proposed Settlement is fair, reasonable and adequate, to hear and determine any objections to the Settlement, to determine whether judgment should be entered giving final approval to the Settlement and dismissing the Federal Action with prejudice, and to determine whether the application of Plaintiffs’ counsel for an award of attorneys’ fees and reimbursement of expenses should be granted. Any current holder of the Company’s common stock as of May 28, 2008 may appear at the Settlement hearing and be heard by the Court upon compliance with the procedures set forth in the Notice of Proposed Settlement of Shareholder Derivative Action and Hearing Thereon (the “Notice”).

In accordance with the Court’s Preliminary Approval Order of June 24, 2008, the Company is filing the Notice with the Securities and Exchange Commission with this Current Report on Form 8-K and has issued a press release informing the Company’s shareholders of the Notice.  A copy of the Notice is attached hereto as Exhibit 99.1.

Item 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit	Description

99.1	Notice of Proposed Settlement of Shareholder Derivative Action and Hearing Thereon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2008		SIGMA DESIGNS, INC.

	By:	/s/ Thomas E. Gay III
Thomas E. Gay III Chief Financial Officer and Secretary (Principal Financial Officer and Accounting Officer)

EXHIBIT INDEX

Exhibit No.        Description

99.1             Notice of Proposed Settlement of Shareholder Derivative Action and Hearing Thereon